EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tupperware Brands Corporation of our report dated February 26, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tupperware Brands Corporation's Annual Report on Form 10-K for the year ended December 29, 2018.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

May 28, 2019